EXHIBIT 31.2
I, James Karrels, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of MacroGenics, Inc. (this “Report”); and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

/s/ James Karrels
James Karrels
Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Date: March 2, 2020